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                                                                    Exhibit 99.1

                                     PROXY

        I, _____________, hereby constitute and appoint __________ my true and lawful attorney and proxy for me in my name and stead to vote the shares of stock owned by me in C.D. Smith Healthcare, Inc. at the Special Meeting of the Shareholders of C.D. Smith Healthcare, Inc. to be held ________, 1999 at ______ __.m. at ______________________________________, and thereafter as it may from time to time be adjourned, for the purpose set forth below.

     1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of April 28, 1999, as amended and restated as of May 27, 1999, by and among AmeriSource Health Corporation, Hawk Acquisition Corp., the Corporation and a Person to be designated Escrow Agent, and the merger of Hawk Acquisition Corp. into the Corporation.

                  _______           ______            _______
                    YES               NO              ABSTAIN

     2. To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Witness my hand by this ____ day of ________, 1999.


                                        ________________________________
                                        Shareholder


                                        ________________________________
                                        Witness